Piedmont Office Realty Trust, Inc.
Debt Detail as of June 23, 2015
Unaudited ($ in thousands)

Facility	Property	Stated Rate (1)		Maturity		Principal Amount Outstanding as of June 23, 2015

Secured
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (2)	5.50%		4/1/2016	(12)	$125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%		10/11/2016	(12)	42,525
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%		11/1/2017		140,000
$35.0 Million Fixed-Rate Loan (3)	5 Wall Street	5.55%		9/1/2021		32,927
$160.0 Million Mortgage Note	1901 Market Street	3.48%		7/5/2022		160,000
Subtotal / Weighted Average (4)		4.95%				500,452

Unsecured
$500.0 Million Unsecured Line of Credit (5)	N/A	1.17%	(6)	6/18/2020		313,000
$170.0 Million Unsecured 2015 Term Loan	N/A	1.32%	(7)	5/15/2018		170,000
$300.0 Million Unsecured 2013 Term Loan	N/A	2.78%	(8)	1/31/2019		300,000
$300.0 Million Unsecured 2011 Term Loan	N/A	2.39%	(9)	1/15/2020		300,000
$350.0 Million Unsecured Senior Notes	N/A	3.40%	(10)	6/1/2023		350,000
$400.0 Million Unsecured Senior Notes	N/A	4.45%	(11)	3/15/2024		400,000
Subtotal / Weighted Average (4)		2.79%				1,833,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (4)		3.25%				$2,333,452

(1)	All of Piedmont's outstanding debt as of June 23, 2015, is interest-only with the exception of the $32.9 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.
(3)	The loan is amortizing based on a 25-year amortization schedule.
(4)	Weighted average is based on the principal amount outstanding and interest rate at June 23, 2015.
(5)
All of Piedmont's outstanding debt as of June 23, 2015 is term debt with the exception of $313 million outstanding on our unsecured revolving credit facility. The $500 million unsecured revolving credit facility has an initial maturity date of June 18, 2019; however, there are two six-month extension options available under the facility providing for a total extension of up to one year to June 18, 2020. The final extended maturity date is presented on this schedule.

(6)
The interest rate presented for the $500 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of June 23, 2015. Piedmont may select from multiple interest rate options with each draw under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.00% as of June 23, 2015) over the selected rate based on Piedmont's current credit rating.

(7)
The $170 million unsecured term loan has a variable interest rate. Piedmont may select from multiple interest rate options under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.125% as of June 23, 2015) over the selected rate based on Piedmont's current credit rating.

(8)
The $300 million unsecured term loan that closed in 2013 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company.

(9)
The $300 million unsecured term loan that closed in 2011 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.39% until November 22, 2016, assuming no credit rating change for the Company. Additionally, for the period from November 22, 2016 to January 15, 2020, Piedmont has entered into interest rate swap agreements which effectively fix the interest rate on this loan at 3.35%, assuming no credit rating change for the Company.

(10)
The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 3.43%.

(11)
The $400 million unsecured senior notes were offered for sale at 99.791% of the principal amount. The resulting effective cost of the financing is approximately 4.48% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 4.10%.

(12)
Piedmont has $250 million in forward 10-year interest rate swaps available to hedge interest rate exposure associated with potential replacement debt for the $125.0 million loan and the $42.5 million loan maturing in 2016.